Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Centrus Energy Corp. of our report dated March 22, 2021 relating to the financial statements, which appears in Centrus Energy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
July 2, 2021